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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 7, 2007

My Screen Mobile , Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20675	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Yorkville Ave., Suite 30, Toronto, Ontario, Canada	M5R 1B9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(647) 885-6470

Nouveau International Inc. 212 Phillips Road, Exton, PA 19341
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 7, 2007 My Screen Mobile, Inc. entered into a Convertible Promissory Note with MSW Investments Limited.  The amount of the Note was for $150,000 and carried a coupon rate of 8% per annum.  The note is fully payable in 90 days, and is convertible into restricted common shares of My Screen Mobile, Inc. at $1.00 per share, anytime at the option of MSW Investments Limited.  On October 15, 2007 this Note was converted into 150,000 restricted common shares of My Screen Mobile, Inc.

Item 8.01 Other Events.

My Screen Mobile, Inc. is entering the mobile advertising market with a revolutionary incentive and permission based ad model that allows mobile users to earn money for allowing targeted ads to appear on their phone.    My Screen Mobile connects the divide that exists between advertiser and customer in real time and with real incentives for both sides.  Advertisers are now able to bid in a pure auction model on each category of customer that they wish to target.  The highest bidder gets the most exposure guaranteed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

My Screen Mobile, Inc.

Date: November 14, 2007	By:	/s/ Terrence Rodrigues
Name: Terrence Rodrigues
Title: President/CEO